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                                                               EXHIBIT 10(b)(ii)


                                 April 27, 1999


Mr. McGowin I. Patrick, Jr.
President and Chief Operating Officer
AERO INTERNATIONAL, L.L.C.
300 St. Francis St.
Mobile AL 36602


          RE: Loan Agreement (the "Loan Agreement") dated as of June 30, 1998, by and among Aero International, L.L.C. ("Borrower"), National Canada Finance Corp., as Agent Bank, and the Lenders named therein (the "Banks")

Dear Mr. Patrick:

          The Banks acknowledge that the execution, delivery and performance by the Borrower of the Agreement and Plan of Share Exchanges (the "Share Exchange Agreement") and the consummation of the transaction contemplated thereby without the prior or simultaneous (i) payment of all Debts of all Wholly-Owned Subsidiaries, (ii) grant of first priority lien on all Inventory and Receivables of such Wholly-Owned Subsidiaries, or (iii) addition of such Wholly- Owned Subsidiaries as Additional Borrowers shall not, separately or in the aggregate, constitute material default under the Loan Agreement; PROVIDED, THAT, nothing contained herein shall constitute a waiver of any defaults under the Loan Agreement nor shall anything contained herein affect the rights of the Banks to require the fulfillment of the conditions contained in clauses (i), (ii) and
(iii) above pursuant to Sections 11.2.1.2, 11.2.1.3 and 11.2.1.4 of the Loan Agreement or otherwise subsequent to the closing of the transactions contemplated by the Share Exchange Agreement. By its signature hereto, the Borrower and by signature to any Certificate of Additional Borrower pursuant to
Section 4.3 or otherwise of the Loan Agreement, all Additional Borrowers, now or in the future, agree that the Banks shall, after the closing, have and maintain the rights to require the fulfillment of the conditions contained in clauses
(i), (ii) and (iii) above pursuant to Sections 11.2.1.2, 11.2.1.3 and 11.2.1.4 of the Loan Agreement and the failure to fulfill such conditions when so required shall constitute an Event of Default under the Loan Agreement unless otherwise agreed in writing.

          To the extent the Banks' written approval is required for the Share Exchange Agreement and the transactions contemplated thereby under Section
11.1.3 of the Loan Agreement, this letter shall constitute such written approval.

          The Guaranties and, unless and until the Banks require the fulfillment of the conditions contained in Sections 11.2.1.2, 11.2.1.3 or 11.2.1.4 of the Loan Agreement as set forth in the first paragraph of this letter, the Debt and the Liens shown on the attached schedule shall be permitted under the Loan Agreement.
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Mr. McGowin I. Patrick, Jr.
President and Chief Operating Officer
AERO INTERNATIONAL, L.L.C.
April 27, 1999
Page 2

          This letter constitutes a Loan Document under the Loan Agreement.



CITIZENS BUSINESS CREDIT, a division        NATIONAL CANADA FINANCE CORP.
of Citizens Leasing Corporation



By: /s/                                     By: /s/
    --------------------------------            --------------------------------
    Name:                                       Name:
    Title:                                      Title:


ACKNOWLEDGED AND AGREED:

AERO INTERNATIONAL, L.L.C.



By: /s/
    --------------------------------
    Name:
    Title: